EXHIBIT (21 )

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


                                                ETHIKA CORPORATION
                                          SUBSIDIARIES OF THE REGISTRANT
                                              AS OF DECEMBER 31, 1996



                                                                        PERCENTAGE OF OUTSTANDING STOCK
    NAME OF SUBSIDIARY               PLACE OF INCORPORATION                  HELD BY REGISTRANT
    ------------------               ----------------------                  ------------------
Compass Data Systems, Inc.                  Utah                                    100%
Executive Capital Corporation               Mississippi                             100%
Text Retrieval Systems, Inc.                Florida                                 100%
Vanguard, Inc.                              Mississippi                             100%
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